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                                 EXHIBIT 10.33
                                 -------------


                FOURTH LEASE MODIFICATION & EXTENSION AGREEMENT

     THIS AGREEMENT made this ___________ day of April 1998, by and between DANBURY EXECUTIVE TOWER INVESTMENT GROUP LIMITED LIABILITY PARTNERSHIP, a Connecticut limited liability partnership (hereinafter "OWNER"), successor to TOWER INVESTMENT GROUP, ("TIG") 323 Main Street, Danbury, Connecticut acting herein by Mark J. Nolan, duly authorized partner (hereinafter "OWNER") and COMMUNICATION DEVELOPMENT CORPORATION, 30 Main Street, Danbury, acting herein by Patricia Bisbano, President, (hereinafter "TENANT").

                                   WITNESSETH

     WHEREAS, on the 23rd day of February 1990 OWNER and TENANT entered into a certain Lease Agreement (hereinafter referred to as "AGREEMENT") for office space at 30 Main Street, Danbury, Connecticut, for a term of Three (3) years; and

     WHEREAS, on the 1st day of January 1993 OWNER and TENANT entered into a Lease Modification; and

     WHEREAS, on the 22nd day of February 1993 OWNER and TENANT entered into a Second Lease Modification; and

     WHEREAS, on the 24th day of August 1994 OWNER and TENANT entered into a Third Lease Modification; and

     WHEREAS, OWNER and TENANT wish to further modify the Agreement in accordance with the terms and conditions contained herein;

                                   WITNESSETH

     NOW THEREFORE, in consideration of ONE DOLLAR ($1.00) and other valuable consideration and the terms, conditions and covenants enumerated herein, OWNER and TENANT hereby agree to modify the Agreement as follows:

1.  Paragraph 2 entitled TERM is modified as follows:

      The term of the Agreement shall be extended for three (3) years so that the new termination date shall be February 28, 2001.

2.  Paragraph 3.1 entitled AMOUNT is modified as follows:

    a) The basic rent for the period from March 1, 1998 through February 28, 1999 shall be $7,010.00 per month.
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    b)  The basic rent for the period from March 1, 1999 through February 28,
        2000 shall be $7,126.00 per month.
    c) The basic rent for the period from March 1, 2000 through February 2001 shall be $7,243.00 per month.

3. Paragraph 4.2 entitled PRORATA SHARE is modified to reflect that commencing with TENANT'S occupancy of the additional 800 square feet the PRORATA SHARE SHALL BE 10.16%.

4. Paragraph 4.4 entitled GROSS RENTABLE AREA of the Agreement is modified to reflect a new GROSS RENTABLE AREA OF 5607.60 SQUARE FEET AS FOLLOWS: WHEN TENANT TAKES POSSESSION OF ADDITIONAL SPACE, BASIC RENT SHALL INCREASE PRORATA.

     IN ALL OTHER respects the Agreement remains unmodified and the terms, convenants and conditions contained in the Agreement are hereby reaffirmed and restated and no term, covenant or condition shall be deemed to have been waived by any prior action or nonaction of the OWNER.

     IN WITNESS WHEREOF the parties hereto execute this Agreement in duplicate this ___ day of ______________ 1998.

                                           OWNER

                                           DANBURY EXECUTIVE TOWER
                                           INVESTMENT GROUP LIMITED LIABILITY
                                           PARTNERSHIP

     DATE  04/01/98                        By:  /S/ Mark J. Nolan
         ------------------                  --------------------------------
                                             Mark J. Nolan

                                           TENANT

                                           COMMUNICATION DEVELOPMENT CORPORATION

     DATE  03/31/98                        By:  /S/ Patricia Bisbano
         ------------------                  --------------------------------
                                             It's President, Patricia Bisbano